UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in May 2014, as set forth in the table below. Chrysler Group reported finishing the month of May 2014 with a 69 days supply of inventory (494,482 units). U.S. industry sales figures for May 2014 were internally projected at an estimated 16.9 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary Through May 2014

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	3,337	4,051	-18%	14,851	17,562	-15%
500L	1,434	0	NEW	5,643	0	NEW
FIAT BRAND	4,771	4,051	18%	20,494	17,562	17%

200	3,140	13,278	-76%	37,833	62,655	-40%
300	4,653	5,011	-7%	22,448	25,165	-11%
Town & Country	14,799	10,781	37%	56,761	48,770	16%
CHRYSLER BRAND	22,592	29,070	-22%	117,042	136,590	-14%

Compass	8,666	5,276	64%	27,790	21,744	28%
Patriot	8,242	6,636	24%	37,055	31,425	18%
Wrangler	19,235	16,272	18%	69,298	61,563	13%
Liberty	0	201	-100%	0	5,894	-100%
Grand Cherokee	18,068	16,034	13%	74,558	64,170	16%
Cherokee	15,992	0	NEW	67,095	0	NEW
JEEP BRAND	70,203	44,419	58%	275,796	184,796	49%

Caliber	0	0		0	45	-100%
Dart	8,644	7,448	16%	30,742	38,512	-20%
Avenger	6,055	10,691	-43%	35,119	53,436	-34%
Charger	8,277	8,270	0%	41,323	42,169	-2%
Challenger	5,748	5,537	4%	21,904	24,881	-12%
Viper	63	65	NEW	318	129	NEW
Journey	8,833	6,663	33%	39,703	36,437	9%
Caravan	14,232	12,974	10%	59,609	49,247	21%
Durango	6,071	4,759	28%	27,892	23,715	18%
DODGE BRAND	57,923	56,407	3%	256,610	268,571	-4%

Ram P/U	37,131	31,672	17%	170,711	140,675	21%
Cargo Van	768	977	-21%	3,808	3,452	10%
ProMaster Van	1,033	0	NEW	4,576	0	NEW
RAM BRAND	38,932	32,649	19%	179,095	144,127	24%

TOTAL CHRYSLER GROUP LLC	194,421	166,596	17%	849,037	751,646	13%
TOTAL CAR	39,917	54,351	-27%	204,538	264,554	-23%
TOTAL TRUCK	154,504	112,245	38%	644,499	487,092	32%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014

CHRYSLER GROUP LLC (Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President